Exhibit 16.1
May 18, 2022
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sirs/Madams:
We have read Item 4.01 of Sisecam Resources LP's Form 8-K dated May 18, 2022, and have the following comments:
1.We agree with the statements made in paragraphs (a), Dismissal of Independent Registered Public Accounting Firm.
2.We have no basis on which to agree or disagree with the statements made in paragraphs (b), Appointment of New Independent Registered Public Accounting Firm.
Yours truly,
/s/ Deloitte & Touche LLP
Atlanta, Georgia